                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       PAREXEL International Corporation
                (Name of Registrant as Specified In Its Charter)

                       PAREXEL International Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [Parexel Logo]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525

                                             October 25, 2004

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PAREXEL International Corporation (the "Company") to be held at 2:30 p.m., Eastern Standard Time, Thursday, December 16, 2004, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420.

     At this meeting, you will be asked to consider and vote upon the following matters:

     (i) The election of two Class III Directors to the Company's Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2007 and until his successor is duly elected and qualified;

     (ii) The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2005; and

     (iii) The transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     Whether you plan to attend the meeting or not, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be voted whether you attend the meeting in person or not. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation is greatly appreciated.

                                          Very truly yours,

                                          /s/ Josef von Rickenbach



                                          Josef H. von Rickenbach
                                          Chairman of the Board and Chief
                                          Executive Officer

                                 [PAREXEL LOGO]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 16, 2004

To the Stockholders of PAREXEL International Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), will be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 16, 2004, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420, to consider and vote upon the following matters:

     1. To elect two Class III Directors to the Company's Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2007 and until his successor is elected and qualified;

     2. To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2005; and

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The above items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.

     Only stockholders of record at the close of business on October 18, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Susan H. Alexander

                                          Susan H. Alexander
                                          Secretary
Waltham, Massachusetts
October 25, 2004

                                 [Parexel Logo]

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                October 25, 2004

     This Proxy Statement is being furnished by PAREXEL International Corporation, a Massachusetts corporation ("PAREXEL" or the "Company") to holders of common stock, par value $.01 per share ("Common Stock"), of PAREXEL in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 16, 2004, and at any adjournments or postponements thereof (the "Meeting"), at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420. The Company's 2004 Annual Report is being mailed with this Proxy Statement on or about October 25, 2004 to all stockholders entitled to vote at the Meeting.

     The purpose of the Meeting is to consider and vote upon the following matters:

     1. To elect two Class III Directors to the Company's Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2007 and until his successor is elected and qualified;

     2. To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2005; and

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board has fixed the close of business on October 18, 2004 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof. As of the Record Date, 25,982,267 shares of the Company's Common Stock were issued and outstanding.

     The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy unless the stockholder affirmatively revokes the proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Secretary, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock voting is required for the election of the Class III Directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock voting is required to ratify the selection of Ernst & Young LLP as the Company's auditors (Proposal 2).

     Shares which abstain from voting on one or more matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to one or more particular matters ("broker non-votes"), will be counted for purposes of a quorum, but will not be counted as votes in favor of any matter. Such shares will also not be counted as voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on Proposals 1 and 2 at the Meeting.

     The Board knows of no other matters to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of September 30, 2004 (unless otherwise indicated) (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each current Director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table on page 16, and (iv) by all current Directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                            SHARES BENEFICIALLY   PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                         OWNED(1)         BENEFICIALLY OWNED(1)
------------------------                                    -------------------   ---------------------
Third Avenue Management, LLC(2)...........................       3,991,559                15.3%
Wellington Management Company, LLP(3).....................       3,213,600                12.3%
Vanguard Specialized Funds -- Vanguard Health Care
  Fund(4).................................................       1,570,200                 6.1%
Barclays Global Fund Advisors(5)..........................       1,546,152                 5.9%
Franklin Advisers, Inc.(6)................................       1,501,603                 5.8%
A. Dana Callow, Jr.(7)....................................          90,336                 0.3%
A. Joseph Eagle(8)........................................          19,185                 0.1%
Patrick J. Fortune, Ph.D.(9)..............................          52,004                 0.2%
Richard L. Love(10).......................................           5,835                   *
Serge Okun(11)............................................          89,003                 0.3%
William U. Parfet(12).....................................          23,704                 0.1%
Josef H. von Rickenbach(13)...............................         441,054                 1.7%
Andrew L. Smith(14).......................................          60,000                 0.2%
Carl A. Spalding(15)......................................         265,227                 1.0%
James F. Winschel, Jr.(16)................................         146,507                 0.6%
Michael E. Woehler, Ph.D.(17).............................          47,445                 0.2%
All executive officers and Directors as a group (15
  persons)(18)............................................       1,413,649                 5.2%

---------------

 *   Less than 0.1 % of the outstanding Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. In calculating the percentage of shares of Common Stock beneficially owned by each person or entity listed, the number of shares of Common Stock deemed outstanding includes: (i) 25,968,992 shares of Common Stock outstanding as of September 30, 2004; and (ii) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after September 30, 2004 ("Presently Exercisable Stock Options"), as set forth below.

(2) The mailing address for this entity is 767 Third Avenue, New York, New York 10017. Shares beneficially owned are stated as of June 30, 2004, as reflected in a Schedule 13F-HR filed with the Securities and Exchange Commission (the "SEC"). This entity is a registered investment company, has sole voting authority with regard to 3,862,259 of these shares and no voting authority with regard to 129,300 of these shares.

(3) The mailing address for this entity is 75 State Street, Boston, Massachusetts 02109. Shares beneficially owned are stated as of June 30, 2004, as reflected in a Schedule 13-F filed with the SEC. This entity has sole voting power with regard to 1,480,700 of these shares, shared voting power with regard to 41,900 of these shares and no voting power with regard to 1,691,000 of these shares. This entity is a registered investment adviser.

(4) The mailing address for this entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Shares beneficially owned are stated as of December 31, 2003, as reflected in a Schedule 13-G filed with the SEC. This entity is a registered investment company and has sole voting and shared investment power with regard to all of these shares.

(5) The mailing address for this entity is 45 Fremont Street, San Francisco, California 94105. Shares beneficially owned are stated as of June 30, 2004, as reflected in a Schedule 13-F filed with the SEC. This entity is a registered investment company, has sole voting authority with regard to 1,364,296 of these shares and no voting authority with regard to 181,856 of these shares.

(6) The mailing address for this entity is One Franklin Parkway, San Mateo, California 94403. Shares beneficially owned are stated as of June 30, 2004, as reflected in a Schedule 13-F filed with the SEC. This entity is a registered investment company.

(7) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(8) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(9) Includes 41,835 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(10) Includes 4,835 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(11) Includes 85,003 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(12) Includes 12,004 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(13) Includes 331,250 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(14) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(15) Includes 262,500 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(16) Includes 123,750 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options and 3,200 shares of Common Stock held as custodian for children.

(17) Includes 42,500 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(18) Includes 1,234,098 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

     There are no material legal proceedings to which any Director, executive officer, affiliate or owner of record or beneficially of more than 5% of PAREXEL common stock, or any associate of any such individuals or entities, is a party adverse to PAREXEL or any of its subsidiaries or has a material interest adverse to PAREXEL or any of its subsidiaries.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Organization and
Section 8.06(b) of Chapter 156D of the Massachusetts General Laws, the Company's Board is divided into three classes: the Class I, Class II and Class III Directors. The term of office of each class of Directors is three years, with one class of Directors being elected at each Annual Meeting of Stockholders. The Class III Directors' terms will expire at this Meeting. The two nominees for Class III Directors are A. Dana Callow, Jr. and Josef H. von Rickenbach. The information below sets forth for each member of the Board, including the Class III nominees for election at the Meeting, such person's age, principal occupations during the past five years and certain other information.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for the nominees to the Board will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees named below. The election of the Directors will be determined by the affirmative vote of the holders of a plurality of the shares of common stock voting at the Meeting. Each of the nominees is presently a Director, and each has indicated a willingness to serve as Director, if elected. The Company's Nominating and Corporate Governance Committee has nominated the persons named below for election as Directors of the Company. The persons named in the enclosed proxy, James F. Winschel, Jr. and Susan H. Alexander, will vote to elect the nominees named below as Directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a Director and has consented to being named in this proxy statement and to serve if elected. If for any reason any nominee should become unavailable of reelection prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable for election.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEES NAMED BELOW.

CLASS III DIRECTORS: NOMINEES FOR ELECTION AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     A. DANA CALLOW, JR., 52, was elected a Director of the Company in June 1986 and is the Presiding Director of the Board, a member of the Audit and Finance Committee of the Board and Chairman of the

Nominating and Corporate Governance Committee of the Board. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners Limited Partnership and Boston Millennia Partners III Limited Partnership, both venture capital firms. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures' Limited Partnerships. He is a member of the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Medicine. He is also a member of the Board of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College and is a Director of Jobs for Massachusetts, a non-profit organization. He is currently a director of PHT Technologies, Inc., and several other private companies.

     JOSEF H. VON RICKENBACH, 49, founded PAREXEL in 1983 and has served as a Director, Chairman of the Board and Chief Executive Officer since 1983 and served as President from 1983 until April 2001. Mr. von Rickenbach presents regularly at North American and European investor and industry conferences, and pharmaceutical and other professional industry meetings. He was named the Ernst & Young 1997 New England Region Entrepreneur of the Year. Mr. von Rickenbach has also worked in the past for Schering-Plough, Inc., 3M (East), a division of 3M Company, and ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and has an undergraduate degree from the College of Economics and Administration in Lucerne, Switzerland.

CLASS I DIRECTORS: TERM EXPIRES AT 2005 ANNUAL MEETING OF STOCKHOLDERS

     PATRICK J. FORTUNE, PH.D., 57, was elected a Director of the Company in June 1996 and is Chairman of the Compensation Committee of the Board and a member of the Audit and Finance Committee of the Board. Since July 2001, Dr. Fortune has served as a Partner of Boston Millennia Partners III Limited Partnership, a venture capital firm, and since February 2002 has served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and health products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb, a pharmaceutical company. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco, and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services.

     WILLIAM U. PARFET, 57, was elected a Director of the Company in June 2001 and is Chairman of the Audit and Finance Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board. Since May 1999 Mr. Parfet has served as the Chairman and Chief Executive Officer of MPI Research, Inc., Mattawan, Michigan, a research laboratory conducting risk assessment toxicology studies. From October 1995 to May 1999, he served as Co-Chairman of MPI Research, LLC and from 1993 to 1996 as President and Chief Executive Officer of Richard-Allan Medical Industries, a worldwide manufacturer of surgical products. Prior to that, he had served in a variety of positions at The Upjohn Company, a pharmaceutical company, most recently as Vice Chairman of the Board. He is a director of Stryker Corporation, CMS Energy Corporation and Monsanto Company.

CLASS II DIRECTORS: TERM EXPIRES AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

     A. JOSEPH EAGLE, 57, was elected a Director of the Company in March 1998 and is a member of the Compensation Committee of the Board. Since September 2001, Mr. Eagle has served as Chairman of Blackspot Interactive Limited, a road safety products and services company in the United Kingdom. From April 2000 to September 2001, Mr. Eagle primarily acted as a private investor. From March 1998 to April 2000, Mr. Eagle served as President of the Company's Medical Marketing Services Division and Managing Director of PAREXEL MMS Europe Limited. From 1990 to March 1998, Mr. Eagle served as Managing Director and Chairman of PPS Europe Limited, a medical marketing services company, which was acquired by the Company in March 1998. Prior to 1985, Mr. Eagle served as Marketing Director of Ciba Geigy UK Ltd., a pharmaceutical company, and was a Vice President of both Pfizer Asia Management Centre and Pfizer Africa Middle East, a pharmaceutical company. Prior to his service at Pfizer, Mr. Eagle was a product manager at Wellcome International, a pharmaceutical company.

     RICHARD L. LOVE, 61, was elected a Director of the Company in September 2002 and is a member of the Compensation Committee of the Board. Since January 2003, Mr. Love has served as Chief Operating Officer of Translational Genomics Research Institute (TGen), a medical research organization, and since January 2002, he has served as a consultant to ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology. From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as a director of Xilas Medical, ILEX Oncology and Signase Inc.

     SERGE OKUN, 58, was elected a Director of the Company in November 1997 and is a member of the Compensation Committee of the Board. Since June 2003, Mr. Okun has primarily acted as a private investor. From August 1996 to June 2003, Mr. Okun served as President and Chief Executive Officer of PST International, and from August 1996 to July 2000, served as President of BMTS, both privately held ventures in health care technology. Prior to August 1996, Mr. Okun held several senior management positions including Corporate Executive Vice President and Corporate Senior Vice President at Dun & Bradstreet, in addition to various senior management positions at IMS International and A.C. Nielson Company, two companies constituting Dun & Bradstreet's Marketing Information Services Division. At IMS International, Mr. Okun held several positions including President, Chief Executive Officer, Senior Vice President, President IMS America, President IMS France and General Manager IMS Canada. At A.C. Nielson Company, Mr. Okun was President and Chief Executive Officer. Mr. Okun was a director of Adidas AG from December 1995 to December 1998 and is currently a director of PST International.

     No Director is related by blood, marriage or adoption to any other Director or any executive officer of PAREXEL.

                              CORPORATE GOVERNANCE

     The Company's Board has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. The Company's Board has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the listing standards of Nasdaq. This proxy describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines (as reflected in its Board of Directors Charter and Corporate Governance Principles), committee charters and code of conduct described below are available on the Company's website at http://www.parexel.com under the category "Investor Relations-Corporate Governance." Alternatively, you can request a copy of any of these documents by writing to our Secretary.

CORPORATE GOVERNANCE GUIDELINES

     The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board's business, include that:

     - the principal responsibility of the Directors is to oversee the management of the Company;

     - a majority of the members of the Board shall be independent Directors;

     - the independent Directors meet regularly in executive session;

     - Directors have full and free access to management and, as necessary and appropriate, independent advisors;

     - new Directors participate in an orientation program and all Directors are expected to participate in continuing Director education on an ongoing basis; and

     - at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

BOARD DETERMINATION OF INDEPENDENCE

     Under the Nasdaq rules that become applicable to the Company on October 31, 2004, a Director of the Company will only qualify as an "independent director" if, in the opinion of the Company's Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Company's Board of Directors has determined that none of Messrs. Callow, Eagle, Fortune, Love, Okun or Parfet has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an "independent director" as defined under Rule 4200(a)(15) of the Nasdaq rules.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Company's Board has adopted a Code of Business Conduct and Ethics. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, the Company feels the Code of Business Conduct and Ethics will, among other things, focus its board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the Board. A current copy of the Code of Business Conduct and Ethics is posted on the Company's website, http://www.parexel.com under the category "Investor Relations-Corporate Governance." Any future amendments to or waivers from the Code of Business Conduct and Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K, will be promptly disclosed on the Company's website and on Form 8-K. In addition, copies of the Code of Business Conduct and Ethics are available to all stockholders upon request.

     The Board also has a Presiding Director, an independent member whom: (i) chairs meetings of the independent Directors in executive session; (ii) meets with any Directors not adequately performing his or her duties; (iii) facilitates communications between members of the Board and the Chairman; (iv) works with the Chairman in the preparation of Board meeting agendas and determining the need for any special meetings; and (v) consults with the Chairman regarding Corporate governance and Board performance. Mr. Callow is the current Presiding Director of the Board.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board has the responsibility for establishing broad corporate policies and reviewing the Company's overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the Directors informed of the Company's activities through regular reports and presentations at board and committee meetings.

     The Board met six times during the fiscal year ended June 30, 2004. The Board has a standing Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee operates under a charter approved by the Board. Copies of the charters are available on the

Company's website, http://www.parexel.com under the category "Investor Relations -- Corporate Governance."

     The Board has determined that all of the members of each of the Board's three standing committees are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to the Company on October 31, 2004, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, all of the members of the Audit and Finance Committee are independent as defined by the current Nasdaq rules that apply to the Company until October 31, 2004 and otherwise satisfy Nasdaq's eligibility requirements for audit committee membership.

     The Audit and Finance Committee, which oversees the accounting and financial functions of the Company, met seven times during the fiscal year ended June 30, 2004. The Audit and Finance Committee has a written charter, adopted on February 26, 2004, a copy of which is attached to this Proxy Statement as Appendix A. Messrs. Callow, Fortune and Parfet are the current members of the Audit and Finance Committee. The Board has determined that Mr. Parfet is an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of
Schedule 14A of the Exchange Act.

     The Compensation Committee of the Board, which reviews and makes recommendations concerning executive compensation and reviews and approves option grants and administers the Company's stock plans, met 5 times during the fiscal year ended June 30, 2004. Messrs. Eagle, Fortune, Love and Okun are the current members of the Compensation Committee. Mr. Eagle was appointed to the Compensation Committee effective September 9, 2004.

     The Nominating and Corporate Governance Committee of the Board has the following principal duties: (i) to identify individuals qualified to serve as members of the Board; (ii) recommend to the Board the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders; (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (iv) oversee the evaluation of the Board and management.

     The members of the Nominating and Corporate Governance Committee are Messrs. Callow and Parfet. The Nominating and Corporate Governance Committee met four times during the fiscal year ended June 30, 2004.

     During the fiscal year ended June 30, 2004, all of the Company's Directors attended at least 75% of the aggregate of the total number of meetings of the Board and all committees of the Board on which he served.

DIRECTOR CANDIDATES

     To be considered as a Director nominee by the Nominating and Corporate Governance Committee, an individual must have high personal and professional character and integrity, exceptional ability and judgment, experience in senior corporate management and demonstrated leadership skills, relevant industry knowledge, experience in international operations and markets and accounting/finance, sufficient time to devote to Company matters, and an ability to work with the other Directors to collectively serve the long-term interests of the stockholders. In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also evaluate whether the nominee's skills are complementary to the existing Directors' skills, and the Board's need for operational, management, financial, international, industry-specific or other expertise. The committee also evaluates whether the nominee meets the criteria set forth in the Nasdaq rules for independence.

     The Nominating and Corporate Governance Committee invites Board members to submit nominations for Director. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company's common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAREXEL International Corporation, 195 West Street, Waltham, MA 02451. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. See "Stockholder Proposals and Communications" below. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications set forth above and whether they will satisfy the Board's needs for specific expertise at that time. The Nominating and Corporate Governance Committee nominates persons for election as Directors at the Company's annual meeting of stockholders.

     No stockholder has properly nominated anyone for election as a Director at this Annual Meeting.

DIRECTORS ATTENDANCE AT ANNUAL MEETINGS

     None of the Directors attended the Annual Meeting of stockholders held on November 11, 2003, other than Josef H. von Rickenbach. Commencing in 2004, Directors are expected to attend the Company's annual meetings of stockholders.

                               EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of Directors following the next annual meeting of stockholders, or at such other meeting as the Directors determine in accordance with the Company's By-laws, and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

NAME                                        AGE                       POSITION(S)
----                                        ---                       -----------
Josef H. von Rickenbach...................  49    Chairman of the Board and Chief Executive Officer
Carl A. Spalding..........................  59    President and Chief Operating Officer
James F. Winschel, Jr. ...................  55    Senior Vice President and Chief Financial Officer
Michael E. Woehler, Ph.D. ................  59    President, Clinical Research Services
Andrew L. Smith...........................  55    President, Medical Marketing Services
Kurt A. Brykman...........................  47    President, PAREXEL Consulting
Mark A. Goldberg, M.D. ...................  44    President, Perceptive Informatics, Inc.
Ulf Schneider, Ph.D.......................  47    Senior Vice President and Chief Administrative
                                                  Officer
Susan H. Alexander........................  47    Senior Vice President, General Counsel and
                                                  Secretary

     JOSEF H. VON RICKENBACH (PLEASE SEE "ELECTION OF DIRECTORS").

     CARL A. SPALDING has served as President and Chief Operating Officer of the Company since April 2001. From June 1998 to September 2000 Mr. Spalding served as Executive Vice President and Group President, Healthcare Product Services of Cardinal Health, Inc., a provider of healthcare products and services. From June 1992 to June 1998, he served as Divisional Vice President, Ross Pediatric Products of Abbott Laboratories, a pharmaceutical and healthcare products manufacturer. Prior to that, Mr. Spalding was with Johnson & Johnson for 22 years in various domestic and international positions. Mr. Spalding received his Bachelor's Degree in Business Administration from Northwestern University.

     JAMES F. WINSCHEL, JR. has served as Senior Vice President and Chief Financial Officer of the Company since June 2000. From January 1999 to May 2000, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a subsidiary of The Bank of Tokyo Mitsubishi Ltd. ("BTM"). From December 1995 to September 1999, Mr. Winschel served as Executive Vice President and Chief Financial Officer of BTM Capital Corporation, another BTM subsidiary. From 1993 to 1995, Mr. Winschel served as Vice President-Finance for the Physician Services Division of Caremark International, Inc., a healthcare services company. From 1989 to 1993, he held a variety of executive positions at Whirlpool Financial Corporation, including Vice President and Managing Director of its commercial finance division and Vice President and Chief Financial Officer. Prior to 1989, Mr. Winschel had a 16 year career with General Electric Company and its subsidiaries, holding various positions including serving in the financial management ranks of General Electric Capital Corporation. Mr. Winschel received B.S. and M.B.A. degrees from Syracuse University.

     MICHAEL E. WOEHLER, Ph.D. has served as President, Clinical Research Services, since January 2002. From August 2001 to January 2002, Mr. Woehler served as Senior Vice President-Clinical Research Services.

From May 1999 to June 2001, he served as President and Chief Executive Officer of Mosaic Technologies, Inc., a privately owned DNA application technology marketing company. Prior to that, Mr. Woehler was with Pharmacia Biotech Inc., a biotechnology company, for 18 years, most recently serving, from January 1997 to February 1999, as President of Amersham Pharmacia Biotech Inc., its North American holding company subsidiary, and Vice President, Separations Business Area. Mr. Woehler received his B.A. in biology and chemistry from Northwestern University and a Ph.D. in immunology from Marquette University.

     ANDREW L. SMITH has served as President, Medical Marketing Services since April 2000. From August 1996 to August 1999, Mr. Smith served as the Chief Executive Officer of Cerebrus plc, a UK based biotechnology start-up company. From December 1990 to August 1996, Mr. Smith served as Senior Vice President and Managing Director of SmithKline Beecham, a U.K. pharmaceutical company. Mr. Smith received his B.A. (Hons) in Natural Sciences (Biochemistry and Genetics) and M.A. (Hons.) from the University of Cambridge in the United Kingdom.

     KURT A. BRYKMAN has served as President, PAREXEL Consulting since September 2004. Prior to joining the Company, Mr. Brykman served as Vice President of the health care and non-foods consumer packaged goods practice area at EURO RSCG Meridian Consulting Group, a sales and marketing management consulting firm, from April 2000 to September 2004. From February 1988 to April 2000, he served as Vice President of the Customer Marketing Group of Schering-Plough, Inc., a pharmaceutical company. Mr. Brykman received his B.S. in mathematics and business from Michigan State University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

     MARK A. GOLDBERG, M.D. has served as President, Perceptive Informatics, since July 2000. From July 1999 to July 2000, Dr. Goldberg served as Senior Vice President in the Company's Clinical Research Services business and was responsible for managing the Advanced Technology and Informatics Group subdivision, which included IT applications support for both internal operations and external clients. Dr. Goldberg joined PAREXEL in 1997 as Vice President and established the Company's medical imaging group. Prior to joining PAREXEL, Dr. Goldberg served as President and Director of WorldCare, Inc., a telehealth spin-off from Massachusetts General Hospital established in 1991. Dr. Goldberg received his undergraduate degree in Computer Science and Engineering from Massachusetts Institute of Technology, and received his M.D. degree from the University of Massachusetts Medical School.

     ULF SCHNEIDER, PH.D. has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL GmbH since 1996, and is responsible for coordination of world wide administrative activities of the Company. From 1990 to 1992, he served as Director of Finance and Administration of PAREXEL GmbH and from 1992 to 1996 he served as Vice President of Finance of PAREXEL GmbH. Prior to joining PAREXEL, Dr. Schneider held several financial management positions at Schering AG, a pharmaceutical company, in Germany and was an Assistant Professor of Banking and Finance at the Berlin Technical University. Dr. Schneider received his Masters degree in business administration and Ph.D. in business management from the Berlin Technical University.

     SUSAN H. ALEXANDER has served as Senior Vice President, General Counsel and Secretary of the Company since September 2003. Prior to joining the Company, Ms. Alexander served as General Counsel and Secretary for IONA Technologies PLC, a software company, from June 2001 to September 2003. From January 1995 to June 2001, she served as Counsel for Cabot Corporation, a specialty chemical company. From 1990 to 1995, Ms. Alexander was a partner with the law firm of Hinckley Allen & Snyder of Boston, Massachusetts. Prior to joining Hinckley Allen & Snyder, Ms. Alexander was a partner with the law firm of Fine & Ambrogne of Boston, Massachusetts. Ms. Alexander received her B.A. from Wellesley College and received her J.D. from Boston University School of Law.

     No executive officer is related by blood, marriage or adoption to any other executive officer or any Director of PAREXEL.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company contributed all of the shares of stock of FWPS Group Limited, a company organized under the laws of the United Kingdom, which it acquired in January 2003, to its indirect majority owned subsidiary, Perceptive Informatics, Inc. ("Perceptive"), in July 2003. Perceptive issued shares of its common stock to PAREXEL International Trust, a wholly owned subsidiary of the Company, as consideration for this contribution. As a result of the transaction, the Company's ownership in Perceptive increased from 97.4% to 98.2%. Certain executive officers and Directors of the Company own approximately 0.87% of the issued and outstanding common stock of Perceptive. The terms of this transaction were approved by an independent committee of the Board of Directors of the Company, the members of which neither serve as Director of, nor own any shares of stock of, Perceptive and using a valuation prepared by an independent third party.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file.

     Based solely on the information provided to it, the Company believes that during the fiscal year ended June 30, 2004 all of its officers, Directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements, with the exceptions of: Mr. Callow, whom reported in fiscal year 2005 a stock sale made in April 1997 late on a Form 5; Mr. Spalding, whom reported in fiscal year 2005 an employee stock option grant made in September 2004 late on a Form 4; and Mr. Smith, whom reported in fiscal year 2004 a stock sale made in September 2003 late on a Form 4.

                   REPORT OF THE AUDIT AND FINANCE COMMITTEE

     The Audit and Finance Committee of the Company's Board of Directors is composed of three members and acts under a written charter as noted above. In February 2004, the Audit and Finance Committee reviewed and reassessed the adequacy of its charter and recommended changes to the Board. Based on the recommendations of the Audit and Finance Committee, the Board adopted an amended and restated Audit and Finance Committee charter. A copy of the revised Audit and Finance Committee charter is attached to this proxy statement as Appendix A. All of the members of the Audit and Finance Committee are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to the Company on October 31, 2004, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the current Nasdaq rules that apply to the Company until October 31, 2004 and otherwise satisfy Nasdaq's eligibility requirements for audit committee membership. The Audit and Finance Committee held seven meetings during the fiscal year ended June 30, 2004.

     The Audit and Finance Committee has reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2004 and has discussed with Ernst & Young LLP ("E&Y") the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit and Finance Committees).

     The Audit and Finance Committee has received and reviewed the written disclosures and letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), and has discussed with the auditors the auditors' independence. The Audit and Finance Committee has also considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y's independence.

     Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2004.

                                          Respectfully submitted by the Audit
                                          and Finance Committee:

                                          William U. Parfet, Chairman
                                          A. Dana Callow, Jr.
                                          Patrick J. Fortune

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 in fiscal 2004 (collectively, the "Named Executive Officers") with respect to the Company's last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION    ------------------
                                       FISCAL   --------------------   AWARDS SECURITIES       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY(1)    BONUS     UNDERLYING/OPTIONS   COMPENSATION(2)
---------------------------            ------   ---------   --------   ------------------   ---------------
Josef H. von Rickenbach..............   2004    $457,903          --         40,000             $3,000
  Chairman of the Board                 2003     469,107    $162,000             --              3,000
  and Chief Executive Officer           2002     472,205     148,500         30,000              3,000
Carl A. Spalding.....................   2004    $418,083          --             --                 --
  President and Chief Operating         2003     404,083    $145,478             --                 --
  Officer                               2002     400,000     138,000             --                 --
James F. Winschel, Jr. ..............   2004    $285,804          --         35,000             $3,000
  Senior Vice President                 2003     275,833    $137,911         25,000              3,000
  and Chief Financial Officer           2002     275,000     137,500         15,000              3,000
Andrew L. Smith......................   2004    $289,071          --         40,000                 --
  President, Medical Marketing          2003     279,692    $112,730             --                 --
  Services                              2002     270,000     111,574         15,000                 --
Michael E. Woehler, Ph.D.(3).........   2004    $270,000          --         50,000             $2,700
  President, Clinical Research
Services                                2003     259,167    $116,075             --              2,650
                                        2002     207,041      63,309         50,000              2,376

---------------

(1) Includes payments for unused vacation time, if any.

(2) Amounts shown represent employer contributions under the Company's 401(k) plan during the fiscal year.

(3) Mr. Woehler became President, Clinical Research Services effective January 24, 2002.

     The following table sets forth information concerning options granted pursuant to the Company's stock plans during the fiscal year ended June 30, 2004 to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                              ----------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF      PERCENT OF                               ANNUAL RATES OF STOCK
                              SECURITIES   TOTAL OPTIONS                             PRICE APPRECIATION FOR
                              UNDERLYING     GRANTED TO     EXERCISE                     OPTION TERM(1)
                               OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
NAME                          GRANTED(2)   FISCAL YEAR(3)   SHARE(4)     DATE(5)         5%          10%
----                          ----------   --------------   ---------   ----------   ----------   ----------
Josef H. von Rickenbach.....    40,000          9.4%         $17.20      2/26/12      $337,975     $800,551
Carl A. Spalding............        --           --              --           --            --           --
James F. Winschel, Jr. .....    20,000          4.7           16.89      9/15/11       162,319      387,805
                                15,000          3.5           17.09      1/27/12       119,515      288,979
Andrew L. Smith.............    15,000          3.5           16.89      9/15/11       121,739      290,854
                                25,000          5.9           17.09      1/27/12       199,191      481,632
Michael E. Woehler, Ph.D....    35,000          8.3           16.89      9/15/11       284,058      678,658
                                15,000          3.5           17.09      1/27/12       119,515      288,979

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) These options are exercisable in four equal installments commencing one year from the date of grant.

(3) Based on an aggregate of 423,920 shares subject to options granted in the fiscal year ended June 30, 2004 to employees of the Company.

(4) The exercise price per share of these options was equal to the fair market value of the Company's Common Stock on the date of grant.

(5) The expiration date of these options is the eighth anniversary of the date of grant of these options.

     The following table sets forth certain information concerning the shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises, as well as the number of securities underlying options held by the Named Executive Officers at June 30, 2004, including (i) the number of unexercised stock options outstanding as of June 30, 2004; and (ii) the value of such unexercised options at June 30, 2004.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                             SHARES                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                            ACQUIRED       VALUE     OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                           ON EXERCISE   REALIZED    ---------------------------   ---------------------------
NAME                           (#)        ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ---------   -----------   -------------   -----------   -------------
Josef H. von
  Rickenbach.............   60,000       $600,000      273,750        105,000      $1,473,438      $628,700
Carl A. Spalding.........     --            --         262,500         87,500       2,105,250       701,750
James F. Winschel,
  Jr. ...................     --            --         108,750         61,250       1,186,663       395,938
Andrew L. Smith..........     --            --          52,500         47,500         570,750       185,150
Michael E. Woehler,
  Ph.D. .................     --            --          25,000         75,000         196,700       350,200

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the Nasdaq National Market on the date of the exercise, multiplied by the number of shares exercised.

(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 2004 ($19.80 per share as quoted on the NASDAQ National Market), multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

     The Company and Josef H. von Rickenbach, Chairman and Chief Executive Officer, are parties to an Employment Agreement, dated December 6, 1999, as amended. This contract expires on December 6, 2005 and will automatically renew for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three year period. Under the terms of the agreement, in the event of termination by the Company by non-renewal of the agreement, all unexpired stock options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. In addition, in the event of termination by the Company other than for "cause" (as defined in the agreement), or by Mr. von Rickenbach for "good reason" (as defined in the agreement), and not in connection with a "change of control" of the Company (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive (i) continued payment of his then-current base salary, plus bonus payments and benefits, perquisites and services that otherwise would have been payable to him, for the next three years, (ii) the vesting of all unexpired stock options, and (iii) a lump sum payment for all other awards under any other long term incentive plan. In the event of termination by the Company other than for cause or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to, and ending 18 months following, a change of control, Mr. von Rickenbach would be entitled to receive (i) the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control,
(ii) the amount of base salary, bonus payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following the change of control, (iii) outplacement services and (iv) the vesting of all unexpired stock options. The agreement further provides that benefits will be supplemented by an additional payment to "gross up" Mr. von Rickenbach for any excise tax under the "golden parachute" tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), unless the value of all payments to be received under this agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped). The current rate of compensation for Mr. von Rickenbach under this agreement is $450,000 for an annual salary, with a bonus target of $270,000.

     The Company and Carl A. Spalding, President and Chief Operating Officer, are parties to an Executive Change of Control/Severance Agreement dated April 9, 2001. Under the terms of the agreement, if the Company terminates Mr. Spalding's employment without "cause" (as defined in the agreement), Mr. Spalding would be entitled to receive (i) a lump sum cash payment equal to 18 months of his monthly base salary plus the target bonus that would have been payable during the 18 month period following termination, (ii) pro-rata vesting of any stock options that would have vested on the next anniversary of the grant date of such option and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to such termination. In the event his employment is terminated by the Company without cause during the period beginning nine months prior to, and ending 18 months following, a "change of control" of the Company (as defined in the Agreement), or Mr. Spalding terminates his employment for "good reason" (as defined in the agreement) during the 18 month period following a change of control of the Company, Mr. Spalding is entitled to receive (i) a lump sum cash payment equal to 18 months of his monthly base salary plus the target bonus that would have been payable during the 18 month period following termination, (ii) accelerated vesting of both stock options and capital accumulation benefits, and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to such termination. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Spalding for any excise tax under the "golden parachute" tax provisions of the Code.

     The Company and James F. Winschel, Jr., Senior Vice President and Chief Financial Officer, are parties to an Executive Change of Control/Severance Agreement dated April 3, 2001. Under the terms of the agreement, if Mr. Winschel's employment is terminated without "cause" (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs. If the Company terminates Mr. Winschel's employment without cause during the period beginning nine months prior to, and ending 18 months following, a "change of control" of the Company (as defined in the agreement), or Mr. Winschel terminates his employment "for good reason" (as defined in the agreement) during the 18 month period following a change of control of the Company, Mr. Winschel would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12 month period following termination,
(ii) accelerated vesting of both stock options and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Winschel for any excise tax under the "golden parachute" tax provisions of the Code.

     Each of the executive officers of the Company are bound by the terms of a Key Employee Confidentiality and Invention Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during, and for one year subsequent to, the term of employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Fortune, Eagle, Love and Okun, none of whom has been an officer or employee of the Company or any of its subsidiaries during the past three years. Messrs. Fortune, Love and Okun served on the Compensation Committee for the entire fiscal year ended June 30, 2004.

     No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.

                            DIRECTORS' COMPENSATION

CASH FEES

     Prior to July 1, 2004, non-employee members of the Board received an annual lump sum payment of $25,000 payable in July of each year for service as a Director during the immediately preceding fiscal year ended June 30, pro rated according to the length of any such Board service for such fiscal year if less than one full year. Effective July 1, 2004, non-employee members of the Board receive an annual lump sum payment of $30,000 as a Director and $7,500 for each Committee of the Board on which he serves as Chairman, payable in July of each year for service as a Director during the immediately preceding fiscal year ended June 30, pro-rated according to the length of any such service for such fiscal year if less than a full year. In addition, effective July 1, 2004, non-employee Directors receive: (i) $1,500 per day for each meeting of the Board attended in person, (ii) $750 per day for each meeting of the Board attended by telephone conference call, (iii) $1,500 per day for each meeting of a Committee of the Board on which he or she serves attended in person and not held on the same day as, or the day before or after, a meeting of the Board; and (iv) $750 per day for each meeting of a Committee of the Board on which he or she serves either attended by telephone or held the day before or after a meeting of the Board.

STOCK OPTIONS

     All non-employee Directors are eligible to receive option grants on a discretionary basis. In addition, prior to July 1, 2004, each non-employee Director received an option grant for 1,000 shares of Common Stock for each in-person meeting of the Board and its committees attended (500 shares for each in-person committee meeting attended on the same date as an in-person Board meeting), an option grant for 500 shares for each Board meeting attended by telephone conference call and an option grant for 1,000 shares for each committee meeting attended by telephone conference call. During the fiscal year ended June 30, 2004, under this program, non-employee Directors were granted options to purchase an aggregate of 61,500 shares of Common Stock under the Company's Second Amended and Restated 1995 Stock Option Plan (the "1995 Plan"). The exercise prices for these option grants ranged from $13.88 per share to $20.25 per share. The non-employee Directors were granted options for shares of Common Stock during fiscal year 2004 as follows: Mr. Callow, 13,000; Mr. Eagle, 5,500; Dr. Fortune, 13,500; Mr. Love, 8,000; Mr. Okun, 8,500; and Mr. Parfet,
13,000. The options granted to non-employee Directors have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vest in three equal annual installments commencing on the first anniversary of the date of grant, unless a change in control of the Company occurs in which case they become fully exercisable. Effective as of July 1, 2004, each non-employee Director will receive an option grant for 5,000 shares of common stock on every September 1 and March 1 in lieu of the program discussed above. Mr. Eagle also receives medical insurance benefits from the Company worth approximately $2,000 per year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overview. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the non-equity compensation of senior management; reviews, as appropriate, other compensation standards of the Company; and administers the Company's 401(k) Savings and Retirement Plan. The Compensation Committee also, pursuant to authority delegated by the Board of Directors, establishes each year the equity compensation of senior management, reviews, as appropriate, equity compensation standards of the Company, and administers the Company's various stock plans, including the 1989 Stock Plan, Second Amended and Restated 1995 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-Qualified, Non-Officer Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2001 Stock Incentive Plan.

     The members of the Compensation Committee, all of whom are non-employee Directors, bring expertise in matters relating to executive compensation to their service on the Compensation Committee gained through their experience on other Boards of Directors of public and private companies, and through serving as senior executives at other companies. The current members of the Compensation Committee are Patrick J. Fortune, A. Joseph Eagle, Richard L. Love and Serge Okun.

     Procedure for Establishing Compensation. During fiscal year 2004, the Compensation Committee established the annual compensation for the Company's executive officers, other than the CEO, based, in part, on recommendations of the Company's Chief Executive Officer. The Committee reviewed the recommendations, taking into account the following factors: (i) external market data on executive compensation; (ii) the Company's performance; (iii) the individual's contribution to the Company's success; (iv) the competitive environment for the retention of executive talent; and (v) the internal equity of compensation levels among executive officers.

     Elements of Executive Compensation. The Company's compensation policy for executive officers for the fiscal year ended June 30, 2004 was designed to achieve the following objectives: (i) to enhance profitability of the Company and align management's long-term interests with those of the stockholders; (ii) to reward executives consistent with the Company's annual and long-term performance goals; (iii) to recognize individual initiative and achievement and
(iv) to provide competitive compensation that will attract and retain qualified executives.

     An executive officer's compensation package includes: (i) base salary, which is based upon past performance of the individual and the Company, future corporate expectations and external market data, (ii) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of the Company and individual objectives, and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans, the Company's 2000 Employee Stock Purchase Plan and the Company's 401(k) Savings and Retirement Plan, all of which are generally available to all employees of the Company.

     Base Compensation. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Company's past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer's base compensation in the prior year; (iv) periodic published surveys of base compensation at comparable companies; (v) annual compensation increases at such companies; and (vi) corporate and individual performance. The Compensation Committee's review of the foregoing factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers. For fiscal year 2004, base salaries and variable incentive compensation opportunities for executive officers of PAREXEL were targeted at levels which would cause total annual compensation (i.e., salary and bonus) of executive officers to average at approximately the median of compensation for officers of comparatively sized companies and for overall industry practice.

     Performance-Based Compensation. The Company's performance-based compensation policies are designed to reward executive officers when the Company meets or exceeds pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. In establishing performance bonus formulas for the Company's executive officers for fiscal year 2004, the Compensation Committee considered: (i) the annual base compensation of each individual, (ii) individual performance, (iii) the actual performance of the Company as compared with projected performance under the Company's annual operating plan, (iv) the projected future performance of the Company, (v) the general business environment, (vi) periodically published surveys of performance compensation at comparable companies and (vii) surveys of performance compensation at comparable companies prepared at the direction of the Compensation Committee. The Compensation Committee's review of the foregoing factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding potential bonuses of executive officers.

     Executive Officers of the Company are eligible to participate in the Company's Performance Bonus Plan. Each participating executive officer has a specific target award that is expressed as a percentage of his or her base salary paid in the fiscal year, ranging from 40% to 60%. The award is calculated based upon the financial performance of the participant's business unit, total company performance, achievement of the participant's individual goals, or a combination of the three. For fiscal year 2004, the executive officers of the Company were not paid any bonuses under that plan.

     Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of the Company's stockholders. Stock options granted under the Company's stock plans generally have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Stock options granted to executive officers in fiscal year 2004 become exercisable in four equal annual installments.

     In awarding stock options, the Compensation Committee reviewed: (i) the overall compensation package of each executive officer; (ii) periodically published surveys of stock option awards at comparable companies; (iii) individual performance during the fiscal year in question; and (iv) the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price and (v) past financial performance and future expectations. For new executive officers, the Compensation Committee considers the general and industry-specific business environment and the expected contribution of the executive officer to the Company over the short and long term.

     In fiscal year 2004, executive officers of the Company were awarded non-qualified stock options to purchase a total of 280,000 shares of Common Stock.

     CEO Compensation. Generally, Mr. von Rickenbach, the Company's Chairman of the Board and Chief Executive Officer, may participate in the same compensation programs that are available to the Company's other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. von Rickenbach's compensation is subject to the terms of his employment agreement with the Company. The current rate of compensation for Mr. von Rickenbach under this agreement is $450,000 for an annual salary, with a bonus target of $270,000. Mr. von Rickenbach was not paid any bonus for fiscal year 2004.

     As described above, during fiscal year 2004, Mr. von Rickenbach was granted stock options to purchase 40,000 shares of Common Stock at a price of $17.20 per share. The exercise price was equal to the fair market value of such stock on the date of grant. All of the options were non-qualified options and vest in equal increments over a four year period commencing on the first anniversary of the date of grant.

     Deductibility of Executive Compensation. In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and it is the Committees' present intention that, for so long as it is consistent with the Company's overall compensation objective, executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

     No member of the Compensation Committee is currently, or was at any time during the past three years, an officer or employee of the Company or any of its subsidiaries. The members of the Compensation Committee are currently Dr. Fortune, who serves as the Chairman, and Messrs. Eagle, Love and Okun. Through September 2004, the Compensation Committee consisted of Messrs. Fortune, Love and Okun, each of whom was a non-employee Director. Mr. Eagle, whom is a non-employee Director, was appointed to the Compensation Committee effective September 2004, and did not participate in determining executive compensation levels for the fiscal year 2004 or stock option grants prior to September 2004.

                                          Respectfully submitted by the
                                          Compensation Committee:

                                          Patrick J. Fortune, Chairman
                                          A. Joseph Eagle
                                          Richard L. Love
                                          Serge Okun

                            STOCK PERFORMANCE GRAPH

     The Company's Common Stock is listed for trading on the Nasdaq National Market under the symbol "PRXL". The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the period from June 30, 1999 through June 30, 2004, with the cumulative total return of the Nasdaq U.S. Stock Index and the Nasdaq Health Services Index over the same period. The comparison assumes $100 was invested on June 30, 1999 in the Company's Common Stock, in the Nasdaq U.S. Stock Index and in the Nasdaq Health Services Index and assumes reinvestment of dividends, if any.

                              [Performance Chart]

--------------------------------------------------------------------------------------
                       June 30,   June 30,   June 30,   June 30,   June 30,   June 30,
                         1999       2000       2001       2002       2003       2004
--------------------------------------------------------------------------------------
 PAREXEL
  International
  Corporation          $100.00    $ 71.83    $146.47    $104.48    $104.79    $148.73
 Nasdaq U.S. Stock
  Index                 100.00     147.83      80.27      54.68      60.71      76.52
 Nasdaq Health
  Services Index        100.00      77.18     110.14     108.15     113.86     169.06

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL 2

                     RATIFICATION OF SELECTION OF AUDITORS

     The Audit and Finance Committee has selected the firm of Ernst & Young LLP ("E&Y"), independent certified accountants, to serve as auditors for the year ending June 30, 2005. E&Y has served as the Company's auditors since 2002.

     The Board recommends a vote FOR ratification of the selection of E&Y to serve as auditors for the year ending June 30, 2005. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Audit and Finance Committee in selecting auditors for future fiscal years.

     Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE SELECTION OF ERNST & YOUNG LLP.

                       FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

     The aggregate fees billed to the Company by E&Y for professional services for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2003 and 2004, and review of the financial statements included in the Company's Quarterly Reports on Form 10-Q in fiscal years 2003 and 2004, was approximately $602,000 and $1,183,000, respectively.

AUDIT RELATED FEES

     The aggregate fees billed by E&Y for assurance and related services that were reasonably related to the audit or review of the Company's financial statements for the fiscal years ended June 30, 2003 and 2004, and which are not included in the amounts disclosed above under the caption "Audit Fees," were $10,000 and $12,000, respectively. These fees related to the audit of the Company's employee benefits plans. All of these fees were approved by the Audit and Finance Committee.

TAX FEES

     The aggregate fees billed by E&Y for tax services for the fiscal year ended June 30, 2003 were $428,000. Of this total, $149,000 was for domestic and international tax compliance services and $279,000 was for domestic and international tax planning and advice. The aggregate fees billed by E&Y for tax services for the fiscal year ended June 30, 2004 were $336,000. Of this total, $157,000 was for domestic and international tax compliance services and $179,000 was for domestic and international tax planning and advice. All of these fees were approved by the Audit and Finance Committee.

ALL OTHER FEES

     There were no other fees billed to the Company by E&Y for services other than Audit Fees, Audit Related Fees and Tax Fees described above for fiscal years 2003 and 2004.

     The Audit and Finance Committee has considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y's independence.

     The Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

     From time to time, the Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit and Finance Committee has also delegated to the chairman of the Audit and Finance Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit and Finance Committee pursuant to this delegated authority is reported on at the next meeting of the Audit and Finance Committee.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about PAREXEL Common Stock that may be issued upon the exercise of options and rights under all of its existing equity compensation plans as of June 30, 2004, including PAREXEL's 1989 Stock Plan, 1995 Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-qualified, Non-Officer Stock Option Plan ("1998 Plan"), 2000 Employee Stock Purchase Plan and 2001 Stock Incentive Plan.

                                                                     WEIGHTED-        NUMBER OF SECURITIES
                                                                  AVERAGE EXERCISE   REMAINING AVAILABLE FOR
                                                                      PRICE OF        FUTURE ISSUANCE UNDER
                                        NUMBER OF SECURITIES TO     OUTSTANDING        EQUITY COMPENSATION
                                        BE ISSUED UPON EXERCISE       OPTIONS,          PLANS (EXCLUDING
                                        OF OUTSTANDING OPTIONS,     WARRANTS AND     SECURITIES REFLECTED IN
PLAN CATEGORY                             WARRANTS AND RIGHTS          RIGHTS              COLUMN (A))
-------------                           -----------------------   ----------------   -----------------------
                                                  (A)                   (B)                    (C)
Equity compensation plans approved by
  security holders....................         2,430,649               $16.19               1,830,312
Equity compensation plans not approved
  by security holders.................           814,776(1)            $14.24                 288,957
                                               ---------                                    ---------
          Total.......................         3,245,425                                    2,119,269

---------------

(1) See the description below of the 1998 Plan.

THE 1998 PLAN

     As of June 30, 2004, PAREXEL had reserved 1,103,733 shares of Common Stock for issuance under the 1998 Plan. The 1998 Plan provides for the granting of nonqualified stock options to non-officer employees at the fair market value of Common Stock on the grant date as determined under the provisions of the 1998 Plan. Options under the 1998 Plan expire in eight years from the date of grant and vest at dates ranging from the issuance date to five years. As of June 30, 2004, approximately 814,776 shares are reserved for issuance upon exercise of outstanding options and approximately 288,957 shares are available for grant under the 1998 Plan. The Company's 1998 Plan has not been approved by the Company's stockholders.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: 195 West Street. Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-434-4118. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS

     Under SEC rules, proposals of stockholders intended for inclusion in the Proxy Statement and form of proxy to be furnished to all stockholders entitled to vote at the Company's 2005 Annual Meeting of Stockholders must be received at the Company's principal executive offices not later than June 27, 2005.

     If a stockholder of the Company wishes to present a proposal before the Company's 2005 Annual Meeting of Stockholders but has not complied with the requirements for inclusion of such proposal in the Proxy Statement under SEC rules, such stockholder must give written notice of such proposal to the Company not less than 60 and not more than 90 days prior to the scheduled meeting. However, if the meeting is either a special meeting in lieu of an annual meeting of stockholders to be held prior to the date specified in the by-laws or is a special meeting and less than 70 days' notice is given of the date of the meeting, a stockholder will have 10 days from the earlier of (a) the date on which notice of such meeting was mailed or (b) the date that public disclosure was made of such meeting date in which to give such notice. The notice from the stockholder must describe the proposed business to be brought before the meeting and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal. If a stockholder makes a timely notification, the persons named in the proxy may still exercise discretionary authority under circumstances consistent with the SEC's proxy rules.

     Stockholders may send any communications regarding Company business, including stockholder proposals, to the Board or any individual Director in care of the Secretary of the Company at our principal executive offices located at 195 West Street, Waltham, Massachusetts 02451. The Company suggests any communications should be sent by certified mail return receipt requested. The Secretary will forward all such communications to the addressee. The Nominating and Corporate Governance Committee of the Board, together with the Company's management and legal counsel, will evaluate any stockholder proposal submitted to the Company in connection with any meeting of stockholders, and shall recommend to the Board the appropriate response to such proposal. The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the charters of the committees of the Board, the Presiding Director, shall, subject to advice and assistance from the General Counsel of the Company, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other Directors as he or she considers appropriate. Communications may be forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that the Presiding Director considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

October 25, 2004

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

                                                                      APPENDIX A

                       PAREXEL INTERNATIONAL CORPORATION

                      AUDIT AND FINANCE COMMITTEE CHARTER

A.  PURPOSE

     The purpose of the Audit and Finance Committee is to assist the Board of Directors' oversight of:

     - the integrity of the Company's financial statements;

     - the Company's compliance with legal and regulatory requirements;

     - the independent auditor's qualifications and independence; and

     - the performance of the Company's internal audit function and independent auditors.

B.  STRUCTURE AND MEMBERSHIP

     1.Number. The Audit and Finance Committee shall consist of at least three members of the Board of Directors.

     2.Independence. Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market ("NASDAQ"), each member of the Audit and Finance Committee shall be independent as defined by such rules.

     3.Financial Literacy; Financial Expert.  Each member of the Audit and
       Finance Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit and Finance Committee. In addition, at least one member must be an "audit committee" financial expert (as defined by applicable SEC rules).

     4.Chair. Unless the Board of Directors elects a Chair of the Audit and Finance Committee, the Audit and Finance Committee shall elect a Chair by majority vote.

     5.Compensation. The compensation of Audit and Finance Committee members shall be as determined by the Board of Directors. No member of the Audit and Finance Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

     6.Selection and Removal. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, shall appoint members of the Audit and Finance Committee. Each member of the Audit and Finance Committee shall meet the audit committee membership criteria set forth in the NASDAQ rules. The Board of Directors may remove members of the Audit and Finance Committee, with or without cause, at any time.

C.  AUTHORITY AND RESPONSIBILITIES

GENERAL

     The Audit and Finance Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit and Finance Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

OVERSIGHT OF INDEPENDENT AUDITORS

     1. Selection. The Audit and Finance Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit and Finance Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

     2. Independence. The Audit and Finance Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit and Finance Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit and Finance Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

     3. Compensation. The Audit and Finance Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit and Finance Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit and Finance Committee.

     4. Preapproval of Services. The Audit and Finance Committee shall preapprove all services (audit, review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

     5. Oversight. The independent auditor shall report directly to the Audit and Finance Committee, and the Audit and Finance Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit and Finance Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

         - critical accounting policies and practices;

         - alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

         - other material written communications between the independent auditor and Company management.

AUDITED FINANCIAL STATEMENTS

     6. Review and Discussion. The Audit and Finance Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU sec.380) requires discussion.

     7. Recommendation to Board Regarding Financial Statements. The Audit and Finance Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

     8. Audit and Finance Committee Report. The Audit and Finance Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

REVIEW OF OTHER FINANCIAL DISCLOSURES

     9. Independent Auditor Review of Interim Financial Statements. The Audit and Finance Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit and Finance Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit and Finance Committee shall direct management to advise the Audit and Finance Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

     10. Quarterly Financial Statements. The Audit and Finance Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTROLS AND PROCEDURES

     11. Oversight. The Audit and Finance Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and the applicable rules thereunder and Rule 13a-14 of the Exchange Act.

     12. Internal Audit Function. The Audit and Finance Committee shall coordinate the Board of Directors' oversight of the performance of the Company's internal audit function. The Audit and Finance Committee shall meet from time to time with the internal audit manager to communicate expectations, review audit plans, monitor and assess performance, review audit findings and provide direction and feedback, as appropriate.

     13. Procedures for Complaints. The Audit and Finance Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     14. Related-Party Transactions. The Audit and Finance Committee shall review all related party transactions on an ongoing basis, and the Audit and Finance Committee must approve all such transactions.

ADDITIONAL POWERS

     The Audit and Finance Committee shall have such other duties and powers as may be delegated from time to time by the Board of Directors.

D.  PROCEDURES AND ADMINISTRATION

     1. Meetings. The Audit and Finance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit and Finance Committee may also act by unanimous written consent in lieu of a meeting. The Audit and Finance Committee shall keep such records of its meetings as it shall deem appropriate.

     2. Subcommittees. The Audit and Finance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit and Finance Committee at its next scheduled meeting.

     3. Reports to Board. The Audit and Finance Committee shall report regularly to the Board of Directors.

     4. Charter. The Audit and Finance Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

     5. Independent Advisors. The Audit and Finance Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit and Finance Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit and Finance Committee.

     6. Investigations. The Audit and Finance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit and Finance Committee or any advisors engaged by the Audit and Finance Committee.

     7. Funding. The Audit and Finance Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit and Finance Committee that are necessary or appropriate in carrying out its duties.

                                                                       PXC-PS-04

                                                                          ZPXCC2
                                  DETACH HERE

                                     PROXY

                       PAREXEL INTERNATIONAL CORPORATION

       PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 16, 2004
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints James F. Winschel, Jr. and Susan H. Alexander and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of the Company to be held at the Museum of Our National Heritage, 33 Marrett Road, Lexington, Massachusetts on December 16, 2004 at 2:30 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 25, 2004, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

PAREXEL INTERNATIONAL
CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694






                                                                          ZPXCC1
            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                                                                            #PXC
   PLEASE MARK
X  VOTES AS IN
   THIS EXAMPLE


   1. To elect two (2) Class III Directors to each serve for a term continuing until the annual meeting of stockholders in 2007 and until his successor is duly elected & qualified.
      NOMINEES:
      (01) A. Dana Callow, Jr., (02) Josef H. von Rickenbach
                               FOR         WITHHELD

                               ---            ---

           --- ---------------------------------------------
               For all nominee(s) except as written above


                                                             FOR AGAINST ABSTAIN

   2. To ratify the selection of Ernst & Young LLP as
      auditors for the fiscal year ending June 30, 2005.     ---   ---     ---





                                                             MARK HERE
                                                             FOR ADDRESS
                                                             CHANGE AND     ---
                                                             NOTE AT LEFT

                               THIS PROXY SHOULD BE DATED AND SIGNED BY THE
                               STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME
                               APPEARS HEREON AND RETURNED PROMPTLY IN THE
                               ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.


Signature:              Date:         Signature:               Date:
          -------------      --------           --------------      -----------